EXHIBIT 32.3

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New Century Financial Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brad A. Morrice, Vice Chairman, President and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(2)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brad A. Morrice

Brad A. Morrice Vice Chairman, President and Chief Operating Officer November 14, 2003

A signed original of this written statement required by Section 906 has been provided to New Century and will be retained by New Century and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished with New Century’s Form 10-Q for the period ended September 30, 2003 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of New Century, whether made before or after the date hereof, regardless of any general incorporation language in such filing.